                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                ______________


                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                                ______________


Date of Report (Date of earliest event reported): May 23, 2001
                                                  ------------


                          Sight Resource Corporation
                          --------------------------
            (Exact name of registrant as specified in its charter)

         Delaware                   0-21068                      04-3181524
-------------------------     -----------------------     ----------------------
    (State or other               (Commission                  (IRS Employer
    jurisdiction of               File Number)              Identification No.)
     incorporation)



              100 Jeffrey Avenue, Holliston, Massachusetts  01746
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (508) 429-6916
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________________________________________________________________________________
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                          Sight Resource Corporation

                                     Index

         Item                                                          Page No.
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
         Item 5. Other Events and Regulation FD Disclosure                3

         Item 7. Financial Statements and Exhibits                        4

         Signatures                                                       5

         Exhibit Index                                                    6

                                       2

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Item 5.  Other Events and Regulation FD Disclosure

         On May 23 and May 25, 2001, the Registrant issued press releases announcing that it had (i) entered into a common stock purchase agreement, dated May 23, 2001 by and among the Registrant, eyeshop.com, inc., a Delaware Corporation ("Eyeshop"), and certain investors affiliated with Eyeshop (the "Stock Purchase Agreement"), to sell 5,000,000 shares of its common stock for an aggregate purchase price of $1,000,000 and (ii) entered into an agreement and plan of merger, dated May 23, 2001 by and among the Registrant, Eyeshop Acquisition Corporation, a Delaware Corporation ("EAC"), and Eyeshop (the "Merger Agreement"), to acquire Eyeshop. Copies of the press releases have been filed as Exhibit 99.3 and Exhibit 99.4 to this Form 8-K and are incorporated herein by reference.

         Under the terms of the Stock Purchase Agreement, the Registrant agreed to sell, in two tranches, to persons affiliated with Eyeshop, an aggregate of 5,000,000 shares of its common stock at a price of $0.20 per share for aggregate proceeds of $1,000,000. The Registrant closed on the sale of the first tranche of 1,250,000 shares for $250,000 on May 23, 2001. The second tranche of 3,750,000 shares for $750,000 is scheduled to close in connection with the closing of the merger and after the Registrant obtains stockholder approval of an increase in its authorized capital stock. If the closing of the merger does not occur, then, in certain circumstances, the purchasers of shares issued in the first tranche will have the right to rescind their purchase of $250,000 of the Registrant's common stock. The Stock Purchase Agreement has been filed as
Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

         Under the terms of the Merger Agreement, the Registrant has agreed to cause one of its wholly owned subsidiaries, EAC, to merge with Eyeshop, upon which all outstanding securities of Eyeshop would be exchanged for securities of the Registrant determined in accordance with and subject to the provisions of the Merger Agreement. The closings for the sale of the second tranche under the Stock Purchase Agreement and the Merger Agreement are anticipated to occur in mid July. The Merger Agreement has been filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

         Upon completion of the transactions contemplated by the Stock Purchase Agreement and the Merger Agreement, the pre-existing stockholders of the Registrant are expected to continue to hold approximately 50% of the outstanding capital stock of the Registrant.

         Pursuant to the terms of the Stock Purchase Agreement and the Merger Agreement, certain members of the management team of Eyeshop have been appointed to management positions of the Registrant as follows: E. Dean Butler has become the Chairman of the Registrant's Board of Directors; Carene Kunkler has become the President and Chief Executive Officer and a Director; and William Connell has been appointed to the Registrant's Board of Directors. In connection with these appointments, Steve Blinn has resigned as Director and William T. Sullivan has resigned from his positions as President and Chief Executive Officer and Director.

                                       3
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Item 7. Financial Statements and Exhibits

(a)     Financial statements of businesses acquired. Not applicable.

(b)     Pro forma financial information.  Not applicable.

(c)     Exhibits.

   Exhibit No.             Description
   -----------             -----------

   99.1 Common Stock Purchase Agreement by and among Sight Resource Corporation, eyeshop.com, inc. and the purchasers listed on Exhibit A attached thereto, dated May 23, 2001.

   99.2 Agreement and Plan of Merger by and among Sight Resource Corporation, Eyeshop Acquisition Corp. and eyeshop.com, inc., dated as of May 23, 2001.

   99.3                    Press Release dated May 23, 2001.

   99.4                    Press Release dated May 25, 2001.

                                       4
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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SIGHT RESOURCE CORPORATION


Date: May 25, 2001                     By: /s/ Carene S. Kunkler
                                           _____________________________________
                                           Carene S. Kunkler
                                           President and Chief Executive Officer

                                       5
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                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number                         Description
------                         -----------

 99.1 Common Stock Purchase Agreement by and among Sight Resource Corporation, eyeshop.com, inc. and the purchasers listed on Exhibit A attached thereto, dated May 23, 2001.


 99.2 Agreement and Plan of Merger by and among Sight Resource Corporation, Eyeshop Acquisition Corp. and eyeshop.com, inc., dated as of May 23, 2001.

 99.3                    Press Release dated May 23, 2001.

 99.4                    Press Release dated May 25, 2001.

                                       6